EXHIBIT 10.15.1

FIRST AMENDMENT
TO
WARRANT

This First Amendment to Warrant (this “Amendment”) is entered into as of July 25, 2008, by and between Hercules Technology Growth Capital, Inc. (“Holder”) and NEXX Systems, Inc. (“Company”).

Recitals

A.           Company and Holder are parties to a Warrant dated as of December 19, 2006, (the “Warrant”).  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Warrant.

B.           In connection to the execution of the Second Amendment to Loan and Security Agreement by and betweeen Company and Holder on even date herewith, the parties desire to amend the Warrant in accordance with the terms of this Amendment.  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Warrant.

Now, Therefore, the parties agree as follows:

1.   The first paragraph of Section 1 of the Warrant is amended in its entirety to read as follows:

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, _______ fully paid and non-assessable shares of the Preferred Stock (as defined below) at a purchase price of $____ per share (the “Exercise Price”).  The number and Exercise Price of such shares are subject to adjustment as provided in Section 8.  As used herein, the following terms shall have the following meanings:

2.   The defined term “Preferred Stock” set forth in Section 1 of the Warrant is amended to read as follows:

“Preferred Stock” means the Series D Preferred Stock of the Company and any other stock into or for which the Series D Preferred Stock may be converted or exchanged, and upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock; and

3.   All other references in the Warrant to “Series C Preferred Stock” is hereby replaced with “Series D Preferred Stock.”

4.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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In Witness Whereof, the undersigned have executed this Amendment to Warrant as of the first date above written.

NEXX SYSTEMS, INC. By: /s/ Stanley Piekos Title: CFO

Hercules Technology Growth Capital, Inc. By: /s/ K. Nicholas Martitsh Title: Associate General Counsel